UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2018

CURO GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 425-1410

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry Into a Material Definitive Agreement.

On May 16, 2018, CURO Group Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Jefferies LLC and Stephens Inc. and the other underwriters listed on Schedule II thereto (the “Underwriters”) and certain stockholders of the Company listed on Schedule I thereto (the “Selling Stockholders”) relating to the sale by the Selling Stockholders of 5,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”). Under the terms of the Underwriting Agreement, certain of the Selling Stockholders granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 750,000 Shares.

The offering price of the Shares to the public was $23.00 per Share, and the Underwriters agreed to purchase the Shares from the Selling Stockholders pursuant to the Underwriting Agreement at a price of $21.85 per Share.

The Company did not sell any Shares in the offering and did not receive any proceeds from the offering.

The offering of the Shares closed on May 21, 2018.

The offering was made pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-224913), initially filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2018.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company and the Selling Stockholders, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of the specific date, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

ITEM 8.01	Other Events.

On May 14, 2018, the Company issued a press release announcing the commencement of the offering. On May 16, 2018, the Company issued a press release announcing the pricing of the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 16, 2018

99.1	Press Release, dated May 14, 2018

99.2	Press Release, dated May 16, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of May, 2018.

CURO Group Holdings Corp.

By:	/s/ Roger Dean
Name:	Roger Dean
Title:	Executive Vice President & Chief Financial Officer